EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of USANA Health Sciences, Inc. of our report dated March 11, 2013 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K for the year ended January 3, 2015.

/ s / PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Salt Lake City, Utah

July 31, 2015